SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 4, 2015

MEXUS GOLD US

(Exact name of registrant as specified in its charter)

Nevada	000-52413	20-4092640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1805 N. Carson Street, #150
Carson City, NV 89701
(Address of principal executive offices)

(916) 776-2166
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Argonaut Gold has notified Mexus Gold US (the “Company”) that it will not exercise its option at the Julio/Santa Elena property.  Argonaut explained that the uncertainty with the price of gold is challenging exploration budgets.   This, along with the obligations of $5,000,000 in drilling and mapping, $950,000 payable to the Company to continue the Joint Venture, and a 20% fully carried contract were all factors in their decision.

To date it is estimated that Argonaut has spent approximately $500,000 in drilling, mapping and other associated costs.  Argonaut added that in better economic times it would have likely exercised the Joint Venture option.

Argonaut completed 16 widely scattered drill holes totaling 1990 meters.   It is important to note that these samples were not taken from the properties quartz veins which are known to hold high grade gold. Argonaut was not interested in underground mining as these holes drilled were targeted for a large open pit heap leach operation. The average for the 16 holes was .392 Au ppm and 1.676 Ag ppm.    Attached is a detailed map showing where the 16 holes were drilled and the results of the assays that the Company has received to date.   As one can see, these holes were spread out across the property.

Although Mexus is disappointed that Argonaut has decided to terminate its option and was not interested in the high grade underground hard rock project which has huge potential, the Company remains confident that the property is still attractive.  In that regard, CEO Paul Thompson has already begun speaking with other parties regarding the underground hard rock project who were interested in partnering prior to the Argonaut deal. CEO Paul Thompson  stated, “I will continue to seek a partner who wishes to bring this property to full production.  The drill results shown prove to me that this property is economically viable.  I believe that a consolidated drill program will prove out a substantial reserve with higher averages than shown above.   An update on a new partner will be released as soon as soon as information becomes available.”

Item 7.01. Regulation FD Disclosure

On December 4, 2015, Mexus Gold US issued a press release announcing the termination of its Joint Venture project with Argonaut Gold. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release
99.2 Drill Hole map
99.3 Assays

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mexus Gold US
/s/	Paul D. Thompson
By:	Paul D. Thompson
Its:	President